EXHIBIT 32



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     In connection with the Quarterly Report of Diamond One, Inc. (the
"Company") on Form 10-QSB for the period ending October 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), we, Robert S. Chramosta, President and Chief Executive Officer and Troy Fullmer, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



December 15, 2005               By:   /s/ Robert Chramosta
                                     -----------------------------------
                                     Robert Chramosta, President and Chief
                                     Executive Officer


December 14, 2005               By:   /s/ Troy Fullmer
                                     -----------------------------------
                                     Troy Fullmer, Chief Financial Officer